Exhibit 10.6

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (this "Amendment") is entered into as of May 1, 2017 (the "Effective Date"), by and between CLPF-CAMBRIDGE SCIENCE CENTER, LLC, a Delaware limited liability company ("Landlord"), and AKEBIA THERAPEUTICS, INC., a Delaware corporation ("Tenant").

RECITALS

A.MA-Riverview/245 First Street, L.L.C. (the "Original Landlord") and Tenant entered into that certain Office Lease Agreement dated as of December 3, 2013 (the "Original Lease"), as amended by that First Amendment to Lease dated December 15, 2014, that Second Amendment to Lease dated November 23, 2015, and that Third Amendment to Lease dated July 25, 2016 (the "Third Amendment") (collectively, the "Lease"), respecting certain premises consisting of approximately 39,411 rentable square feet on the 11th and 14th floors of the office building located at 245 First Street, Cambridge, Massachusetts (the "Building") and approximately 5,951 rentable square feet on the ist floor of the adjacent lab building (collectively, the "Premises"), which buildings together comprise the Cambridge Science Center.

B.Landlord is the successor in interest to the Original Landlord.

C.Landlord and Tenant wish to enter into this Amendment to grant Tenant an exclusive license to store certain equipment serving the Premises (the "Equipment") in a portion of the storage room located on the first (1st) floor of the Building (the "Storage Space"), as shown on Exhibit A attached hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.Recitals; Capitalized Terms. All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease, and all references to the Lease or "this Lease" or "herein" or "hereunder" or similar terms or to any sections thereof shall mean the Lease, or such section thereof, as amended by this Amendment.

2.Storage Space. As of the Effective Date of this Amendment and continuing through the Term of the Lease, Tenant shall have the exclusive license to store the Equipment in the Storage Space. Tenant's use of the Storage Space shall be on all of the terms and conditions applicable to the Premises under the Lease, including without limitation Article 13 (Indemnification and Waiver of Claims) and Article 14 (Insurance) of the Original Lease. Notwithstanding the foregoing, (i) Tenant shall not have the right to install the Equipment in the Storage Space until Landlord approves the Equipment, such approval not to be unreasonably withheld, conditioned, or delayed; (ii) Tenant shall have no obligation to pay Base Rent or Additional Rent with respect to the Storage Space during the period from the Effective Date of this Amendment through the First Floor Premises Termination Date (as such term is defined in Section 1 of the Third Amendment); (iii) Tenant, at its sole cost and expense, shall remove all of the Equipment from the Storage Space at the expiration of the Term, in accordance with Article 8 of the Original Lease; (iv) Tenant shall have no right to sublicense or assign the Storage Space; and (v) Tenant shall not be provided keys to the Storage Space, all access thereto to be controlled by Landlord and permitted only in the presence of Landlord or its representatives.

3.Brokerage. Each party represents to the other that it has not dealt with any broker in connection with this Amendment. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions relating to this Amendment asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt. Landlord shall indemnify and hold Tenant harmless from and against any claim or claims for brokerage or other commissions relating to this Amendment asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt.

4.Ratification. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

5.Governing Law; Interpretation and Partial Invalidity. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and are not to be considered in construing this Amendment. This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.

6.Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.Counterparts and Authority. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

CLPF-CAMBRIDGE SCIENCE CENTER, LLC,

a Delaware limited liability company

By:	Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership,

its Sole Member

By:CLPF-Holdings, LLC,

a Delaware limited liability company, its General Partner

By:	Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company,

its Sole Member

By:	Clarion Lion Properties Fund, LP, a Delaware limited partnership,

its Managing Member

By:Clarion Partners LPF GP, LLC,

a Delaware limited liability company, its General Partner

By:Clarion Partners, LLC,

a New York limited liability company, its Sole Member

By: /s/Brian Collins

Name: Brian Collins

Title:Authorized Signatory

TENANT:

AKEBIA THERAPEUTICS, INC.,

a Delaware corporation

By:	/s/Jason A. Amello
Name:	Jason A. Amello
Title:	SVP, Chief Financial Officer

EXHIBIT A

STORAGE SPACE